SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              [X]

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive  Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            CROWN ENERGY CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                     (same)
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies: n/a

         2)       Aggregate number of securities to which  transaction  applies:
                  n/a

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 n/a

         4)       Proposed maximum aggregate value of transaction: n/a

         5)       Total fee paid:  n/a

1Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                            CROWN ENERGY CORPORATION
                           215 South State, Suite 650
                           Salt Lake City, Utah 84111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 31, 2001

TO THE SHAREHOLDERS OF CROWN ENERGY CORPORATION:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Crown Energy Corporation, a Utah corporation (the "Company"). The Annual Meeting will be held at the following date, time and location:

         DATE:         Thursday, May 31, 2001

         TIME:         2:00 p.m., Mountain Standard Time

         LOCATION:     The Amethyst, 2nd Floor, at the Marriott City Center
                       220 South State Street, Salt Lake City, UT 84111

         At the Annual Meeting, you will be asked to vote:

         1.       To elect three (3) persons to serve on the Board of Directors;

         2. To ratify the appointment of Tanner + Company as the Company's independent auditors for the 2001 fiscal year.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on April 27, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE IMMEDIATELY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF A MAJORITY OF OUTSTANDING SHARES ARE NOT PRESENT AT THE ANNUAL MEETING, EITHER IN PERSON OR BY PROXY, THE ANNUAL MEETING MUST BE ADJOURNED WITHOUT CONDUCTING BUSINESS. RETURNING THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE. YOUR PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

Date: April 30, 2001                      By Order of the Board of Directors


                                          /s/  Stephen J. Burton
                                          --------------------------------------
                                          Stephen J. Burton, Corporate Secretary

                            CROWN ENERGY CORPORATION
                           215 South State, Suite 650
                           Salt Lake City, Utah 84111

                       -----------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2001

                       -----------------------------------


                     INFORMATION ABOUT THIS PROXY STATEMENT
                        AND VOTING AT THE ANNUAL MEETING

About This Proxy Statement

         This Proxy Statement is being furnished to holders of shares of Common Stock of Crown Energy Corporation, a Utah corporation (the "Company"), by the Board of Directors of the Company. The Board of Directors is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on Thursday, May 31, 2001, at 2:00 p.m., Mountain Standard Time, in the Amethyst, 2nd Floor, of the Marriott City Center, 220 South State Street, Salt Lake City, UT 84111 (including any adjournment or postponement thereof, the "Annual Meeting").

         This Proxy Statement sets forth information which you may wish to consider in order to vote on an informed basis at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed Proxy Card to vote your shares of Common Stock. Returning the Proxy Card will not affect your right to attend the Annual Meeting and vote since you may revoke the proxy at any time as described below.

         This Proxy Statement, the Notice of Annual Meeting of Shareholders, the Annual Report to Shareholders and the accompanying Proxy Card are first being mailed to shareholders of the Company on or about April 30, 2001.

Voting by Proxy

         Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed Proxy Cards will be voted in accordance with the instructions indicated on such Proxy Cards. If no instructions are indicated, such shares will be voted:

         (1)      FOR the election of each of the three director nominees;

         (2) FOR the ratification of the appointment by the Board of Directors of Tanner + Company to be the Company's independent accountants for the fiscal year ending December 31, 2001; and

         (3) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

Revocability of Proxies

         Completing and returning the enclosed Proxy Card will not affect your right to attend the Annual Meeting or to vote at the Annual Meeting. A shareholder who has executed and returned a Proxy Card, or otherwise granted a proxy, may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Record Date and Outstanding Shares

         The Board of Directors has fixed the close of business on April 27, 2001 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record on the Record Date are entitled to notice of and to attend and vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 13,635,581 shares of Common Stock and 500,000 shares of $10 Class A Convertible Preferred Stock ("Preferred Stock").

Solicitation by the Board of Directors

         This Proxy Statement is furnished, and solicitation of proxies hereunder is made, by the Board of Directors on behalf of the Company. Proxies are being solicited from the holders of the Company's Common Stock. The Proxy Cards accompanying this Proxy Statement, once completed, signed and returned, appoint the Secretary of the Company, as proxies to vote all of the shares of Common Stock held by the shareholder. The Secretary of the Company does not currently serve on the Board of Directors and is not a nominee for election to the Board of Directors at the Annual Meeting.

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying Proxy Card and other materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of the Company's Common Stock held by such persons, and upon request the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Quorum Requirement

         A quorum is required to conduct any business at the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum. A Proxy Card submitted to the Company indicating an abstention will be counted as
"represented" for the purpose of determining the presence or absence of a quorum. A broker non-vote, which is an indication by a broker that it does not have discretionary authority to vote on a particular matter, will not be treated as "represented" for quorum purposes.

Votes Required

         The holders of record of shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal. Accordingly, abstentions and broker non-votes will not be treated as votes cast against any matter considered at the Annual Meeting.

         With respect to the election of directors (Proposal #1), the Company's Articles of Incorporation do not provide for cumulative voting for the election of directors. Accordingly, the three (3) nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board of Directors.

         With  respect  to  the   ratification  of  the  Company's   independent
accountants (Proposal #2), the votes cast in favor of the proposal must exceed the votes cast against the proposal.

                   PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

         The Board of Directors is soliciting your vote with respect to each of the following proposals. The Company does not expect any other matters to be presented to shareholders at the Annual Meeting; however, if other matters are presented to shareholders and voted upon, your proxy will vote your shares with his best judgment. The Board of Directors recommends that you vote "FOR" each of the following proposals:

                                   PROPOSAL #1

                              ELECTION OF DIRECTORS

Number and Election Procedure

         At the Annual Meeting, three (3) directors of the Company (constituting the entire Board of Directors) will be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified, or until their earlier resignation or removal.

         Each of the nominees for director identified below is currently a director of the Company. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director. However, in the event that any nominee is unwilling or unable to serve as a director, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors.

         The three (3) nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board of Directors.

Nominees for Election as Directors

         Certain information with respect to each nominee, including their ages, positions with the Company and any other positions, is set forth below:

         James A. Middleton, 65, currently serves as Chairman of the Board of Directors and has served as a director since February 1996. Mr. Middleton also served as Chief Executive Officer from December 1996 until he resigned from that position on April 16, 1999. Mr. Middleton was an Executive Vice President and director of Atlantic Richfield Co. from October 1987 to September 1994 and resigned in March 2001, as a director of Texas Utilities Co.

         Jay Mealey, 44, has served as President and Chief Operating Officer and as a director of the Company since 1991. Mr. Mealey was appointed as Chief Executive Officer on April 16, 1999 and will serve as Chief Executive Officer, President and Treasurer and as a director. Mr. Mealey has been actively involved in the oil and gas exploration and production business since 1978. Prior to employment with the Company, Mr. Mealey served as Vice President of Ambra Oil and Gas Company and prior to that worked for Belco Petroleum Corporation and Conoco, Inc. in their exploration divisions. Mr. Mealey is responsible for managing the day-to-day operations of the Company.

         Andrew W. Buffmire, 54, is the Vice President Business Development for publicly traded Ubiquitel, Inc., a wireless telecommunications company. Prior to joining Ubiquitel, Buffmire was a Director in the business development group at Sprint PCS, a national wireless telecommunications service provider. Before joining Sprint PCS, Buffmire was an attorney in private legal practice in Salt Lake City, Utah for 16 years, with the exception of two years (1985-1987), when he was the founder, general counsel and registered principal of an NASD-registered investment-banking firm.

         The Board of Directors recommends that shareholders vote FOR each of the above nominees to serve as directors of the Company.

Information Concerning the Board of Directors

         The business of the Company is managed under the direction of its Board of Directors. The Board has responsibility for establishing broad corporate policies, for the overall performance of the Company and for the election and compensation of officers of the Company. The executive officers of the Company are in charge of the day to day affairs of the Company.

         As presently constituted, the Board of Directors has no functioning committees assuming any of the responsibilities of the Board. Thus, the Company has no standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. James A. Middleton and Andrew W. Buffmire are both outside directors serving or nominated to serve on the Board. There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

         The Board of Directors meets regularly during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when one or more important matters require Board action between scheduled meetings. The Board of Directors held nine (9) meetings during 2000 and took action one (1) time by Unanimous Written Consent. All directors attended all of the Board meetings, either in person or via telephone conference.

         The Company has two outside directors, James A. Middleton and Andrew W. Buffmire. The only other director is, Jay Mealey, Chief Executive Officer of the Company. Assuming shareholder election of the slate of directors identified in Proposal #1, the Company's Board of Directors will continue to have two outside directors, Messrs. Middleton and Buffmire, and one director, Mr. Mealey, who also serves as an officer of the Company.

         The holder of the Company's Preferred Stock, in its discretion, is entitled to appoint 20% of the members of the Board of Directors. Additionally, the holder of the Company's Preferred Stock is entitled to appoint a non-voting, advisory director who may attend and be heard at Board of Directors meetings. As of the date of this Proxy Statement, the holder of the Company's Preferred Stock has not exercised either of such rights. In the event the holder of the Company's Preferred Stock determines to appoint a member of the Board of Directors, that person will serve as the fourth member of the Board of Directors with the three (3) nominees receiving the highest number of votes cast by the holders of Common Stock at the Annual Meeting.

         The Company does not presently offer any compensation to its directors for their service as members of the Company's Board of Directors (in other words, the Company does not pay an annual retainer, meeting fees or similar compensation to its directors). Directors, however, are reimbursed for their expenses in attending Board meetings and are not precluded from serving the Company in any other capacity and receiving compensation therefor.

         As disclosed to the Company, members of the Board of Directors, as presently constituted, beneficially own as a group 3,381,513 shares, or approximately 22.9% of the Company's outstanding Common Stock as of the Record Date, as determined in accordance with Rule 13d-3 of the Exchange Act. Accordingly, the beneficial ownership of the Board of Directors for purposes of the foregoing calculations includes 1,185,000 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date. See "Security Ownership of Certain Beneficial Owners and Management."

         Further information about the nominees for election to the Company's Board of Directors may be found below in the section captioned "Additional Information About the Company and its Management."

                                   PROPOSAL #2

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

         At the Annual Meeting, the shareholders of the Company will be asked to approve the Board's selection of Tanner + Company ("Tanner") as the Company's independent public accountants to audit the Company's financial statements for the 2001 fiscal year. Tanner was engaged to be the independent accountants to audit and report on the financial statements of the Company for the fiscal year ended December 31, 2000, effective as of October 19, 2000.

         Tanner's report on the financial statements of the Company for the fiscal year ended December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. However, Tanner's report did express substantial doubt as to the Company's ability to continue its operations as a going concern.

         Prior to October 19, 2000, Deloitte & Touche, LLP ("Deloitte") served as the Company's independent accountants and performed the audit of and reported on the Company's fiscal years ended December 31, 1998 and December 31, 1999. Deloitte's report on the financial statements of the Company for the fiscal years ended December 31, 1998 and December 31, 1999, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, Deloitte's report on the financial statements for the year ended December 31, 1999 expressed substantial doubt as to the Company's ability to continue its operations as a going concern. During the fiscal years ended December 31, 1998 and December 31, 1999, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures or any reportable events. The Company made a decision to change accountants in order to reduce the cost of its annual audit which was approved by the Company's Board of Directors and Deloitte was dismissed effective as of October 19, 2000

         Prior to June 2, 1998, Pritchett, Siler & Hardy, P.C. ("Pritchett") served as the Company's independent accountants and performed the audit of and reported on the Company's fiscal year ended December 31, 1997. Pritchett's report on the financial statements of the Company for the fiscal year ended December 31, 1997, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 1997, and the period January 1, 1998 through June 2, 1998, there were no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures or any reportable events. The decision to change accountants was approved by the Company's Board of Directors and Pritchett was dismissed effective as of June 2, 1998.

         Prior to engaging Tanner, neither the Company nor anyone acting on its behalf consulted with Tanner regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. In addition, during the Company's fiscal years ended December 31, 1997 and December 31, 1999, neither the

Company nor anyone acting on its behalf consulted with Tanner with respect to any matters that were the subject of a disagreement (as defined in item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

         The Company does not anticipate that any representatives of Tanner or Deloitte will be present at the Annual Meeting.

         While the Company is not legally required to submit its choice of independent auditors to shareholders for approval, the independent auditors fulfill an important function on behalf of the Company's shareholders by opining as to whether or not the Company's financial statements are prepared in accordance with generally accepted accounting principles and fairly present the Company's financial condition and results of operations. For that reason, the Board of Directors considers it important that its choice of independent auditors is presented to shareholders for ratification and the Board of Directors recommends that shareholders vote FOR the ratification of Tanner as the Company's independent auditors. In the event shareholders do not vote to ratify the selection of Tanner as the Company's independent auditors, the Board of Directors will consider whether to, and when, to engage new auditors, taking into account the vote of shareholders, the costs of such a change, the effect on the Company's operations, the familiarity with the Company's operations of Tanner and any proposed replacement auditors, and such other factors it deems relevant.

         The Board of Directors recommends that shareholders vote FOR the ratification of Tanner as the Company's independent auditors for the 2001 fiscal year.

                          ADDITIONAL INFORMATION ABOUT
                         THE COMPANY AND ITS MANAGEMENT

Executive Compensation

         The compensation of (1) Jay Mealey, the Chief Executive Officer, President and Treasurer of the Company, (2) Alexander L. Searl, former Chief Financial Officer of the Company, and (3) Scott Beall, a Vice President of Crown Asphalt Products Company, a wholly-owned subsidiary (collectively, the "Named Officers"), is discussed in the following tables. No other executive officer of the Company earned compensation in excess of $100,000 in fiscal year 2000.

         Summary Compensation Table

         The following table contains information regarding compensation paid to the Company's Named Officers for the fiscal years listed.

=============================== ===================================================== ========================================
                                                Annual Compensation                            Long Term Compensation
=============================== ===================================================== ========================================
  Name and Principal Position                 Salary     Bonus       Other Annual          Securities           All Other
                                  Year         ($)         ($)     Compensation ($)        Underlying        Compensation ($)
                                                                                        Options/SARS (#)
------------------------------- ---------- ------------- --------- ------------------ --------------------- ------------------
Jay Mealey, President and         2000         $210,000        $0         $8,400 (4)                      0           $610 (3)
Chief Executive Officer           1999         $207,974        $0         $8,400 (4)                450,000           $574 (3)
                                  1998         $155,000        $0         $48,539(2)                      0            $539(3)
------------------------------- ---------- ------------- --------- ------------------ --------------------- ------------------
Alexander L. Searl (1)            2000         $139,041        $0                 $0                150,000                 $0
                                  1999         $108,687        $0                 $0                250,000                 $0
                                  1998              N/A       N/A                N/A                    N/A                N/A
------------------------------- ---------- ------------- --------- ------------------ --------------------- ------------------
Scott Beal, Vice President,       2000         $102,572        $0                 $0                125,000                 $0
Crown Asphalt Products Company    1999          $98,661        $0                 $0                     $0                 $0
                                  1998          $45,404        $0                 $0                     $0                 $0
------------------------------- ---------- ------------- --------- ------------------ --------------------- ------------------

(1) Mr. Searl resigned as Chief Operating and Financial Officer on October 9, 2000.
(2) Includes non-cash compensation expense in the amount of $40,139 for Mr. Mealey recorded by the Company in connection with his exercise of options to acquire Company common stock. The foregoing sums represent the value of such options, generally determined by the difference between the fair market value of the stock subject to the options and the exercise price paid for the common stock. Mr. Mealey's amount also includes a car allowance of $8,400.
(3)      Represents term life insurance paid for Mr. Mealey.
(4)      Amount represents a car allowance of $8,400.

         Option/SAR Grants Table

         The following table sets forth information with respect to individual grants of stock options made by the Company to the Named Officers during the fiscal year ended December 31, 2000. The Company did not grant any stock appreciation rights during the fiscal year ended December 31, 2000.

============================ ============== =================== =================== ============== ===========================
                               Number of    % of Total Options   Exercise or Base     Expiration   Potential Realizable Value
                               Securities       Granted to         Price ($/Sh)        Date for    at Assumed Annual Rates of
            Name               Underlying      Employees in                          Option Term    Stock Price Appreciation
                                Options         Fiscal year                                              for Option Term
                              Granted (#)                                                            5%                10%
---------------------------- -------------- ------------------- ------------------- -------------- ---------------------------
Jay Mealey                    500,000 (1)         65.79%              $0.125           11/01/07    $0.00              $0.00(2)

Alexander L. Searl            150,000 (1)          1.97%              $0.125           11/01/09    $0.00          $2,979.00(2)

Scott Beall                   125,000 (1)          1.64%              $0.125           09/15/10    $0.00          $4,019.00(2)
============================ ============== =================== =================== ============== ===========================

(1) Primarily represents the repricing of existing stock options which was undertaken with regard to all options previously outstanding under the Company's Long Term Equity-Based Incentive Plan (the "Plan"). As further discussed below, other adjustments were made to previously outstanding options in certain circumstances.

(2) Potential realizable value was calculated using the average bid and ask price for the Company's Common Stock on December 29, 2000.

         Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

         The following table contains information regarding the fiscal year-end value of unexercised options held by the Named Officers. The aggregate value of the options was calculated using the average bid and asked price for the Company's Common Stock on December 31, 2000.

========================= ================= =============== ================================== ==================================
                                                             Number of securities underlying   Value of unexercised in-the-money
                                                               unexercised options/SARs at      options/SARs at fiscal year end
                                                                     fiscal year end (#)                       ($)
                                                            ---------------------------------- ----------------------------------
                           Shares Acquired       Value
          Name             on Exercise (#)    Realized ($)   Exercisable       Unexercisable    Exercisable       Unexercisable
------------------------- ----------------- --------------- ---------------------------------- ----------------------------------
Jay Mealey                        0                0        450,000             450,000 (1)         $0                $0
Alexander L. Searl                0                0         75,000              75,000 (2)         $0                $0
Scott Beall                       0                0              0             125,000 (3)         $0                $0
========================= ================= =============== ================================== ==================================

 (1) Represents six tranches of 150,000 options granted in two separate grants to Mr. Mealey in November 1997 and November 1999. The first tranche of options vested on November 1, 1997, but is not exercisable until the average offer price of the Company's Common Stock equals or exceeds $0.16 per share for thirty days. The second tranche of options vested on November 1, 1998, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average offer price of the Company's Common Stock equals or exceeds $0.23 per share for thirty days. The third tranche of options vested on November 1, 1999, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average offer price of the Company's Common Stock equals or exceeds $4.00 per share for thirty days. The fourth tranche of options will vest on May 1, 2001, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $0.31 per share for thirty days. The fifth tranche of options vests on May 1, 2002, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.30 per share for thirty days. The sixth tranche of options vests on May 1, 2003, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.69 per share for thirty days.

(2) Represents 150,000 options granted in a single grant to Mr. Searl on September 15, 2000. Such options were issued in place of an award of 250,000 options which had been made on June 3, 1999. On September 15, 2000, 75,000 of the foregoing options vested and the remaining 75,000 options will vest on October 16, 2001.

(3) Represents 125,000 granted in two tranches to Mr. Beall on September 15, 2000. The first tranche of options will vest one half on October 1, 2001. The second tranche of options will vest on October 1, 2002, provided that Mr. Beall is employed by the Company. Ninety thousand of the foregoing options had been issued previously but were restructured and repriced as part of the Company's repricing of all options previously granted under the Plan.

Employment Contracts

         On November 1, 1997, the Company entered into an employment agreement with Jay Mealey, the Company's Chief Executive Officer, President and Treasurer. Mr. Mealey's employment agreement was originally set to expire on December 31, 2000. However, the Board has approved an amendment of Mr. Mealey's employment agreement extending its term until December 31, 2003. The employment agreement provided for an initial base salary of $150,000, which amount was increased to $180,000 on November 1, 1998 and was further increased to $210,000 on November 21, 1999. Thereafter, the agreement increases each subsequent year by 20% per annum effective as of January 1 of each successive year beginning January 1, 2001. In addition to the base salary, Mr. Mealey is entitled to compensation bonuses based on (1) the Company's earnings per share and (2) the price of the Company's Common Stock. Mr. Mealey is also eligible to receive a discretionary bonus each fiscal year during the term or renewed terms of the agreement in amounts determined by the Board of Directors of the Company in its sole discretion. Under the terms of the employment agreement, Mr. Mealey was also issued options pursuant to the Plan to purchase 450,000 shares. As described below, the foregoing options were repriced during the 2000 fiscal year at an exercise price of $.125 per share. The options vest in three equal tranches. The first tranche of options to purchase 150,000 shares vested on November 1, 1997, the second tranche of 150,000 options vested on November 1, 1998 and the final tranche vested on November 1, 1999. None of the options, however, can be exercised until the offer price of the Company's Common Stock, for thirty days, equals or exceeds $0.16 per share with respect to the first tranche of options, $0.23 per share with respect to the second tranche and $0.31 per share with respect to the final tranche.

         Jay Mealey's employment agreement was amended in 1999 to extend the term of his employment until December 31, 2003. Additionally, the amendment provided that the compensation bonus payable to Mr. Mealey, based upon increases in the average share price of the Company's common stock over the preceding year's base price (and, for purposes of such calculation, the base price automatically increases each year). Additionally, the amendment granted Mr. Mealey additional options to acquire 450,000 shares of Company common stock. The exercise price for 50,000 options is $0.125 and $0.38 for the remaining 400,000 options. The options vest in three tranches: (1) options to acquire 150,000 shares will vest on May 1, 2001 provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.00 per share for thirty days; (2) options to acquire the second tranche of 150,000 shares will vest on May 1, 2002 provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.30 per share for thirty days; and (3) options to acquire the third tranche of 150,0000 shares will vest on May 1, 2003 provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.69 per share for thirty days.

         Mr. Mealey's employment agreement is terminable upon his death or disability, terminable for cause and terminable by Mr. Mealey for Good Reason (as defined in the Employment Agreement) following a Change of Control (as defined in the Employment Agreement). If terminated for "cause" as defined in the Employment Agreement, Mr. Mealey is not entitled to receive compensation or benefits beyond that which has been earned or has vested on the date of termination. If terminated by Mr. Mealey's death or disability, Mr. Mealey's legal representatives or beneficiaries are entitled to receive continued payments in an amount equal to 70% of his base salary in effect at the time of his death or disability until the end of the term of the Employment Agreement or for a period of twelve months, whichever is longer, plus a prorated amount of any Bonus payable under the Employment Agreement. In the event of the termination of Mr. Mealey's employment without cause or upon termination of employment by Mr. Mealey for Good Reason following a Change of Control, Mr. Mealey is entitled to payment of his unpaid base salary, plus a lump sum payment equal to three times the sum of his base salary and bonuses. Further, all options granted to Mr. Mealey vest and become fully exercisable and, at Mr. Mealey's option, can be surrendered to the Company for cash in an amount equal to the fair market value of a share of the Company's common stock minus the exercise price of the option times the number of options surrendered. Mr. Mealey is also entitled to receive any and all fringe benefits offered to employees of the Company for a certain period of time. In addition, if the benefit payments are subject to excise taxes, the Company is required to pay Mr. Mealey an amount sufficient to cover such taxes.

         Option/ SAR Repricing

         On September 15, 2000, the Board approved the repricing of all options which were outstanding under the Plan to $.125 per share, the market value of the Company's Common Stock on the Date of the action. The Board's purpose for repricing the options was to (i) more closely align the exercise price of the options to the then prevailing market price of the Company's Common Stock so that the Plan could provide the incentives for which it was originally adopted, and (ii) reward the options' recipients for their contributions to the Company. The adjustment was determined by the Board to be in the best interests of the Company.

         /s/ James A. Middleton             /s/ Jay Mealey
         ---------------------------        ----------------------
         James A. Middleton                 Jay Mealey

         /s/ Andrew W. Buffmire
         ---------------------------
         (1)Andrew W. Buffmire

         Set forth below is a table reflecting all options held by Executive Officers which have been repriced by the Company during the previous 10 years.

============================================================================================================================
Ten-Year Option/ SAR Repricing

                                 Number of        High Bid Price  Exercise Price at                  Length of Original
Name                             options/ SARs    of Stock at     time of repricing  New exercise    Option term remaining
Date                             repriced or      time of         or amendment       Price           at date of repricing
                                 amended          repricing or                                       or amendment
                                                  amendment
-------------------------------- ---------------- --------------- ------------------ --------------- -----------------------
Jay Mealey, President                100,000          $0.5625           $0.60             $0.60             37 months
May 31, 1995

Jay Mealey, President                100,000          $0.5625           $0.72             $0.60             37 months
May 31, 1995

Jay Mealey, President                100,000          $0.5625           $1.80             $0.60             37 months
May 31, 1995

Jay Mealey, CEO, President,          450,000          $0.125            $1.62            $0.125            85 1/2months
Treasurer
September 15, 2000

Jay Mealey, CEO, President,           50,000          $0.125            $0.38            $0.125            109 1/2months
Treasurer
September 15, 2000

Alexander Searl, COO/CFO             150,000          $0.125            $1.00            $0.125            105 months
September 15, 2000

Scott Beall, V. Pres., Crown          90,000          $0.125            $1.91            $0.125             60 months
Asphalt Products Company
September 15, 2000
================================ ================ =============== ================== =============== =======================

Section 16(a) Beneficial Ownership Reporting Compliance.

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of equity securities, to file with the United States Securities & Exchange Commission, also known as the SEC, initial reports of ownership and reports of changes in ownership of capital stock and other of the Company's equity securities. Officers, directors, and greater than 10% of shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on the review of copies of the reports furnished to the Company and written representations that no other report is required, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with except as described in the following sentences. Messrs. James A. Middleton, Jay Mealey and Alexander L. Searl filed Form 5's late with respect to the repricing of options previously issued pursuant to the "Plan". Further, Mr. Andrew W. Buffmire was late with regard to the filing of Forms 3, 4 and 5 relating to his appointment as a director of the Company and his purchase of common stock of the Company.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of April 27, 2000, to the extent known to the Company, (i) each executive officer of the Company, (ii) each director of the Company, (iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of any class of the Company's stock, and (iv) all directors and officers as a group.

                     Name and Address (1)                     Number of Shares      Percentage of
                                                             Beneficially Owned       Class (2)
Common Stock
------------
Sundance Assets, L.P. (3)                                       4,602,069 (4)           33.75%
Jay Mealey                                                      2,637,699 (5)           23.52%
James A. Middleton                                                555,000 (6)             4.1%
Scott Beall                                                             0                   0%
Stephen Burton                                                          0                   0%
Andrew W. Buffmire                                                188,814 (7)             1.4%
Executive Officers and Directors as Group                       3,261,513 (8)            22.9%
(Messrs. Mealey, Middleton, Beall, Burton, and Buffmire)        3,381,513

         (1) The address for Sundance Assets, L.P. is 1400 Smith Street, Houston, Texas, 77002. The address for Messrs. Middleton, Mealey, Buffmire, Beall and Burton is c/o Crown Energy Corporation, 215 South State, Suite 650, Salt Lake City, Utah 84111.

         (2) Based on 13,635,581 shares of the Company's Common Stock issued and outstanding on April 27, 2001. Under Rule 13d-3 of the Exchange Act, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding.

         (3) Sundance Assets, L.P., a Delaware limited partnership ("Sundance"), is a controlled affiliate of Enron Corp., an Oregon corporation. The general partner of Sundance is Ponderosa Assets, L.P., a Delaware limited partnership ("Ponderosa") and wholly-owned subsidiary of Enron Corp. and certain of it subsidiaries. The general partner of Ponderosa is Enron Ponderosa Management Holdings, Inc., a Delaware corporation ("EPMH") and wholly owned subsidiary of Enron Corp. Because of its control of Ponderosa, EPMH and Sundance, Enron Corp. may be deemed to be the beneficial owner of all securities of the Company beneficially owned by Sundance. However, Enron Corp., Ponderosa and EPMH disclaim beneficial ownership of all such securities of the Company.

         (4) Includes 317,069 shares of Company common stock issued to Sundance on February 2, 1999, and 4,285,000 common stock shares issuable upon exercise of 500,000 shares of the Company's $10 Class A Convertible Preferred Stock (which are convertible into shares of the Company's Common Stock at the rate of 8.57 shares of common stock for each share of preferred stock, subject to adjustment as set forth in the Certificate of Designations of the Class A Preferred Stock).

         (5) Includes 2,677,699 shares owned directly by Mr. Mealey, 600,000 shares underlying options to acquire common stock exercisable within 60 days, and 110,000 shares gifted by Mr. Mealey to Glenn Mealey as custodian for Mr. Mealey's children, Cameron and Andrew Mealey. Mr. Mealey expressly disclaims beneficial ownership of the shares held by Glenn Mealey. Furthermore, the options which are included within this calculation may not be exercised unless specified trading prices are realized for the Company's Common Stock. As of the date hereof, such trading prices have not been met and there is no assurance that they will ever be met during the terms of the options.

         (6) Includes 500,000 shares underlying options to acquire common stock which are exercisable within 60 days.

         (7) Includes 85,000 shares underlying options to acquire common stock which is exercisable with in 60 days.

         (8) Includes 1,185,000 shares underlying options to acquire Common Stock which are exercisable within 60 days and 110,000 shares gifted by Mr. Mealey to Glenn Mealey as custodian for his children.

Change in Control Contracts

         In November 1997, the Company entered into an Employment Agreement with Mr. Jay Mealey which contains "change of control" provisions providing for the payment of compensation and benefits upon the Company's termination of Mr. Mealey's employment without cause or termination by Mr. Mealey for Good Reason (as defined in that agreement). The change of control terms of Mr. Mealey's contract is more fully discussed above in Item 11. "Executive Compensation--Employment Contracts." The Plan also contains change-in-control provisions. Specifically, the Plan provides that upon a change-in-control as defined in the Plan, that all options issued pursuant to the Plan will automatically vest and all periods or conditions of restriction will be deemed to have been completed or fulfilled, as the case may be.

         In addition, Jay Mealey, the Company's Chief Executive Officer and President, has entered into a Right to Co-Sale Agreement (the "Co-Sale Agreement") with Enron Capital and Trade Resources Corp. ("ECT"), a subsidiary of Enron Corp., which is affiliated with and controls Sundance, the holder of the Company's Preferred Stock. Under the Co-Sale Agreement, Mr. Mealey agreed not to sell any securities of the Company which he owns, or any interests in such securities, to any person for a period of five years except in accordance with the terms of the Co-Sale Agreement which generally requires that upon receipt of a bona fide offer to purchase more than 50% of the shares of the Company's stock held by Mr. Mealey or more than 50% of the outstanding securities of the Company, Mr. Mealey shall give ECT notice of the offer and an opportunity to sell all or a pro-rata portion of the shares of the Company's stock held by ECT. The sale of 50% or more of the shares held by Mr. Mealey together with the sale of a similar number of the shares held by ECT could result in a change in control of the Company.

Certain Relationships and Related Transactions

         Effective as of January 2, 1998, the Chief Executive Officer, President and Treasurer of the Company, Jay Mealey, who is also a director of the Company, executed a non-recourse promissory note in the amount of $319,583, as consideration for the purchase of shares of Common Stock of the Company through the exercise of options previously granted to him. The note accrues interest at an adjustable rate of interest equal to the prime rate of interest as published by the Wall Street Journal on the first business day of each calendar quarter, although interest payments are not required under the notes until such time as principal is due and payable. The note is payable on a pro rata basis upon the sale of the underlying stock securing repayment thereof or January 2, 2003, whichever occurs first. The note is secured by a stock pledge agreement granting the Company a security interest in the shares of stock purchased upon the exercise of the options.

         The Company owns a minority interest in Crown Asphalt Ridge, L.L.C., a Utah limited liability company ("Crown Ridge"), which is developing an asphalt oil-sand production facility at Asphalt Ridge near Vernal, Utah. Crown Asphalt Corporation, a wholly owned subsidiary of the Company, has managed, supervised and conducted the operations of Crown Ridge pursuant to an Operating and Management Agreement. Jay Mealey, the Company's Chief Executive Officer, President and Treasurer, serves on the Management Committee of Crown Ridge. Mr. Mealey is compensated by the Company as described elsewhere herein and is not compensated by Crown Ridge for such services.

         The Company owns a majority interest in Crown Asphalt Distribution, L.L.C., a Utah limited liability company ("Crown Distribution") which owns certain asphalt terminals through which it produces, processes, markets, distributes and sells asphalt products. Crown Asphalt Products Company, a wholly owned subsidiary of the Company, manages, supervises and conducts the operations of Crown Distribution pursuant to an Operating and Management Agreement. Jay Mealey, the Company's Chief Executive Officer, President and Treasurer and a director of the Company, serves on the Management Committee of Crown Distribution. Mr. Mealey is compensated by the Company and not compensated by Crown Distribution for such services.

                              SHAREHOLDER PROPOSALS

         The Company intends to hold its 2002 Annual Meeting on or around June 20, 2002. To be considered for inclusion in the Company's proxy materials for its 2002 Annual Meeting, a shareholder proposal, in addition to compliance with applicable Securities and Exchange Commission rules and regulations, must be received in writing by the Company, at its principal office, no later than April 13, 2002. Unless written notice of a shareholder proposal is received at the Company's principal office on or before April 13, 2002, information regarding the proposal will not be included in the Company's proxy materials and the Company's proxies will have discretionary voting authority regarding any such proposal. All such proposals should be transmitted to the Company by Certified United States Mail, with return receipt requested.

                                  OTHER MATTERS

         The Company knows of no other matters that will be presented at the Annual Meeting of Shareholders. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named as proxies on the Proxy Cards to vote all shares of Common Stock represented by such Proxy Cards in accordance with the directions of the present Board of Directors.

                             ADDITIONAL INFORMATION

         With this Proxy Statement, the Company is providing a copy of its Annual Report on Form 10-K for the period ended December 31, 2000 to persons from whom a Proxy is solicited. If specifically requested, the Company will also provide such persons with a copy of any or all exhibits to the Form 10-K, upon payment of the Company's reasonable expenses incurred in furnishing such exhibits. Written or verbal requests for such information should be directed to the Corporate Secretary, Crown Energy Corporation, 215 South State, Suite 650, Salt Lake City, UT 84111, (801) 537-5610.

PROXY
CROWN ENERGY CORPORATION
215 South State Street, Suite 650, Salt Lake City, UT 84111
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of CROWN ENERGY CORPORATION (the "Company") hereby appoints the Corporate Secretary of Crown Energy Corporation, as proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company held by the undersigned at the annual meeting of stockholders of the Company to be held on May 31, 2001, at 2:00 p.m., Mountain Standard Time, in the Amethyst, 2nd Floor, at the Marriott City Center, 220 South State Street, Salt Lake City, UT 84111, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below. This proxy is solicited on behalf of the Company's Board of Directors with respect to the following matters proposed by the Company.

PROPOSAL 1 -- Election of Directors:

         (__)  FOR all three nominees listed below.

         (__) WITHHOLD AUTHORITY to vote for all three nominees for director listed below.

         (__) FOR all three nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.

         Nominees: James A. Middleton, Jay Mealey and Andrew W. Buffmire

PROPOSAL 2 -- Appointment of Tanner + Company as the Independent Accountants for the Company.

         (__)  FOR         (__)  AGAINST        (__)  ABSTAIN

OTHER MATTERS- In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournments or postponements of such meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the Proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors and "FOR" all other proposals. This proxy also delegates discretionary authority to vote with respect to any other business, which may properly come before the meeting or any adjournment or postponement thereof.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND THE ANNUAL REPORT AND HEREBY RATIFIES ALL THAT THE SAID DIRECTORS AND PROXIES MAY DO BY VIRTUE HEREOF.

                                   Dated:_________________________________, 2001
                                                  (Complete Date)


                                   _____________________________________________
                                               (Stockholder's Signature)

                                   _____________________________________________
                                               (Stockholder's Signature)

NOTE: Please mark, date and sign this proxy card and return it in the enclosed envelope to the address on the reverse side of this card. Please sign your name as it appears on the label. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.